SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

617 Detroit Street, Suite 100

Ann Arbor, Michigan 48104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

On July 3, 2012 Synthetic Biologics, Inc. (the “Company”) dismissed Berman & Company, P.A. (“Berman & Co.”) as its independent registered public accounting firm, and on July 9, 2012, the Company selected BDO USA, LLP (“BDO”) as its new independent registered public accounting firm responsible for auditing its financial statements.

Berman & Co.’s reports on the Company’s financial statements as of and for the two years ended December 31, 2011 and 2010, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles; however, after being filed with the Securities and Exchange Commission (“SEC”) on March 30, 2012, the original audit opinion included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, was withdrawn due to the failure of Berman & Co. to follow proper partner rotation procedures. On May 11, 2012, a new audit opinion for the year ended December 31, 2011 and an amended Annual Report on Form 10-K/A for such year was filed with the SEC.

The decision to dismiss Berman & Co. and the selection of BDO was recommended by the audit committee and unanimously approved by the Company’s board of directors.

During the years ended December 31, 2011 and 2010, and in the subsequent interim period through July 3, 2012 (the date of dismissal of Berman & Co.), there were no disagreements with Berman & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berman & Co., would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

During the year ended December 31, 2011 and in the subsequent interim period through July 3, 2012, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K other than the following which was previously reported by the Company: the failure of Berman & Co. to follow proper partner rotation procedures that resulted in the withdrawal of Berman & Co.’s audit opinion included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company being unable to rely upon such audit opinion. Such matters have been discussed by both the Company’s audit committee and board of directors with Berman & Co., and Berman & Co. is authorized to fully respond to inquiries of BDO concerning such matter.

During the Company’s two most recent years and in the subsequent interim period through July 3, 2012, the Company did not consult with BDO regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or with any of the matters outlined in Item 304(a)(2)(ii) of Regulation S-K.

The Company provided Berman & Co. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested Berman & Co. furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of Berman & Co.’s letter dated July 9, 2012, is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(a) – (c)

N/A

(d) Exhibits.

16.1 Letter from Berman & Company to the SEC dated July 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: July 10, 2012	By: /s/ C. Evan Ballantyne
Name: C. Evan Ballantyne
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Berman & Company to the SEC dated July 9, 2012.